                                  EXHIBIT 12

                          FLEET FINANCIAL GROUP, INC.

         COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

             AND PREFERRED DIVIDENDS EXCLUDING INTEREST ON DEPOSITS

                                  (thousands)

                          Three months    Six months
                              ended         ended
                             June 30       June 30                            Year ended December 31
                          -------------  ------------  --------------------------------------------------------------------
                              1997           1997          1996          1995          1994          1993          1992
                          -------------  ------------  ------------  ------------  ------------  ------------  ------------
Earnings:
  Income before income
    taxes,
    extra-ordinary
    credit and cumu-
    lative effect of
    change in method of
    accounting             $   560,929   $  1,074,366  $  1,930,598  $  1,033,756  $  1,379,639  $  1,094,456  $    617,369
Adjustments:
  (a) Fixed charges:
      (1) Interest on
        borrowed funds         137,094        265,530       685,056     1,278,598       990,395       751,754       638,430
      (2) 1/3 of Rent           11,730         24,544        52,264        49,921        50,597        52,254        49,197
  (b) Preferred divi-
      dends                     27,604         55,788       117,676        62,064        48,859        60,365        65,658
                          -------------  ------------  ------------  ------------  ------------  ------------  ------------
  (c)Adjusted earnings     $   737,357   $  1,420,228  $  2,785,594  $  2,424,339  $  2,469,490  $  1,958,829  $  1,370,654
                          -------------  ------------  ------------  ------------  ------------  ------------  ------------
Fixed charges and
  preferred dividends      $   176,428   $    345,862  $    854,996  $  1,390,583  $  1,089,851  $    864,373  $    753,285
                          -------------  ------------  ------------  ------------  ------------  ------------  ------------
Adjusted earnings/fixed
  charges...............         4.18x          4.11x         3.26x         1.74x         2.27x         2.27x         1.82x
                          -------------  ------------  ------------  ------------  ------------  ------------  ------------


                         INCLUDING INTEREST ON DEPOSITS

                          Three months    Six months
                              ended         ended
                             June 30       June 30                            Year ended December 31
                          -------------  ------------  --------------------------------------------------------------------
                              1997           1997          1996          1995          1994          1993          1992
                          -------------  ------------  ------------  ------------  ------------  ------------  ------------
Earnings:
  Income before income
    taxes,
    extra-ordinary
    credit and
    cumulative effect of
    change in method of
    accounting             $   560,929   $  1,074,366  $  1,930,598  $  1,033,756  $  1,379,639  $  1,094,456  $    617,369
Adjustments:
  (a)Fixed charges:
    (1) Interest on
        borrowed funds         137,094        265,530       685,056     1,278,598       990,395       751,754       638,430
    (2) 1/3 of Rent             11,730         24,544        52,264        49,921        50,597        52,254        49,197
    (3) Interest on
        deposits               407,151        823,414     1,753,723     1,726,403     1,170,532     1,165,046     1,698,804
  (b) Preferred
      dividends                 27,604         55,788       117,676        62,064        48,859        60,365        65,658
                          -------------  ------------  ------------  ------------  ------------  ------------  ------------

  (c) Adjusted earnings    $ 1,144,508   $  2,243,642  $  4,539,317  $  4,150,742  $  3,640,022  $  3,123,875  $  3,069,458
                          -------------  ------------  ------------  ------------  ------------  ------------  ------------

Fixed charges and
  preferred dividends      $   583,579   $  1,169,276  $  2,608,719  $  3,116,986  $  2,260,383  $  2,029,419  $  2,452,089
                          -------------  ------------  ------------  ------------  ------------  ------------  ------------

Adjusted earnings/fixed
  charges                        1.96x          1.92x         1.74x         1.33x         1.61x         1.54x         1.25x
                          -------------  ------------  ------------  ------------  ------------  ------------  ------------


                                   EXHIBIT 12

                          FLEET FINANCIAL GROUP, INC.

         COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

                         EXCLUDING INTEREST ON DEPOSITS

                                  (THOUSANDS)

                          Three months    Six months
                              ended         ended
                             June 30       June 30                            Year ended December 31
                          -------------  ------------  --------------------------------------------------------------------
                              1997           1997          1996          1995          1994          1993          1992
                          -------------  ------------  ------------  ------------  ------------  ------------  ------------
Earnings:
  Income before income
    taxes, extraordinary
    credit and
    cumulative effect of
    change in method of
    accounting..........   $   560,929   $  1,074,366  $  1,930,598  $  1,033,756  $  1,379,639  $  1,094,456  $    617,369
Adjustments:
  (a) Fixed charges:
    (1) Interest on
      borrowed funds           137,094        265,530       685,056     1,278,598       990,395       751,754       638,430
    (2) 1/3 of Rent             11,730         24,544        52,264        49,921        50,597        52,254        49,197
                          -------------  ------------  ------------  ------------  ------------  ------------  ------------
  (b) Adjusted earnings    $   709,753   $  1,364,440  $  2,667,918  $  2,362,275  $  2,420,631  $  1,898,464  $  1,304,996
Fixed charges              $   148,824   $    290,074  $    737,320  $  1,328,519  $  1,040,992  $    804,008  $    687,627
                          -------------  ------------  ------------  ------------  ------------  ------------  ------------
Adjusted earnings/ fixed
  charges...............         4.77x          4.70x         3.62x         1.78x         2.33x         2.36x         1.90x
                          -------------  ------------  ------------  ------------  ------------  ------------  ------------


                         INCLUDING INTEREST ON DEPOSITS

                          Three months    Six months
                              ended         ended
                             June 30       June 30                            Year ended December 31
                          -------------  ------------  --------------------------------------------------------------------
                              1997           1997          1996          1995          1994          1993          1992
                          -------------  ------------  ------------  ------------  ------------  ------------  ------------
Earnings:
  Income before income
    taxes, extraordinary
    credit and
    cumulative effect of
    change in method of
    accounting..........   $   560,929   $  1,074,366  $  1,930,598  $  1,033,756  $  1,379,639  $  1,094,456  $    617,369
Adjustments:
  (a) Fixed charges:
    (1) Interest on
      borrowed funds           137,094        265,530       685,056     1,278,598       990,395       751,754       638,430
    (2) 1/3 of Rent             11,730         24,544        52,264        49,921        50,597        52,254        49,197
    (3) Interest on
      deposits                 407,151        823,414     1,753,723     1,726,403     1,170,532     1,165,046     1,698,804
                          -------------  ------------  ------------  ------------  ------------  ------------  ------------
  (b) Adjusted earnings    $ 1,116,904   $  2,187,854  $  4,421,641  $  4,088,678  $  3,591,163  $  3,063,510  $  3,003,800
                          -------------  ------------  ------------  ------------  ------------  ------------  ------------
Fixed charges...........   $   555,975   $  1,113,488  $  2,491,043  $  3,054,922  $  2,211,524  $  1,969,054  $  2,386,431
                          -------------  ------------  ------------  ------------  ------------  ------------  ------------
Adjusted earnings/ fixed
  charges...............         2.01x          1.96x         1.78x         1.34x         1.62x         1.56x         1.26x
                          -------------  ------------  ------------  ------------  ------------  ------------  ------------

                                       34